Exhibit 10.3

EXECUTION COPY

LICENSE AGREEMENT

This License Agreement (the “Agreement”) is made effective as of July 22, 2005 (the “Effective Date”) by and between GENENTECH, INC., a Delaware corporation having its principal business office at 1 DNA Way, South San Francisco, California 94080 (“GENENTECH”), and IMMUNOGEN, INC., a Massachusetts corporation with its principal place of business at 128 Sidney Street, Cambridge, Massachusetts 02139 (“IMMUNOGEN”).  GENENTECH and IMMUNOGEN are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, the Parties entered into the Heads of Agreement (defined below) pursuant to which IMMUNOGEN granted GENENTECH the right to obtain up to [***] exclusive options at any given time to obtain an exclusive license to use IMMUNOGEN’s proprietary maytansinoid conjugation technology with certain proprietary antibodies of GENENTECH and other binding proteins relating thereto that bind to any antigen target selected by GENENTECH and determined by IMMUNOGEN to be available for licensing as described more fully in the Heads of Agreement; and

WHEREAS, pursuant to the Heads of Agreement, GENENTECH was granted an Exclusive Target Option (as defined in the Heads of Agreement) with respect to [***] and has exercised such Exclusive Target Option pursuant to the terms set forth in the Heads of Agreement, resulting in the grant of an exclusive license from IMMUNOGEN to GENENTECH on the terms set forth in the Heads of Agreement; and

WHEREAS, pursuant to the Heads of Agreement, the Parties have agreed to enter into an agreement setting forth the detailed terms of the exclusive license from IMMUNOGEN to GENENTECH.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.  DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.1.          “Adverse Event” shall mean any untoward medical occurrence in a patient or subject who is administered a Licensed Product, whether or not considered related to the Licensed Product, including, without limitation, any undesirable sign (including abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such Licensed Product.

1.2.          “Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity which directly or indirectly controls or is controlled by or is under common control with a Party to this Agreement.  For purposes of this Section 1.2, “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in the case of any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body or management of a corporation or other entity.

1.3.          “Agreement” shall mean this Agreement between the Parties, dated as of the Effective Date, including any exhibits, schedules or other attachments hereto and incorporated herein, as any of the foregoing may be validly amended from time to time.  In the event of any inconsistency between the terms of this Agreement and the terms of any exhibits, schedules or other attachments incorporated herein, the terms of this Agreement shall govern unless the Parties expressly agree otherwise in writing.

1.4.          “Allocable Overhead” shall mean overhead costs incurred by IMMUNOGEN attributable to IMMUNOGEN’s supervisory services, occupancy costs, and its payroll, information systems, human relations, purchasing, accounts receivable or accounts payable functions which are allocated to company departments based on space occupied or headcount or another activity-based method, and shall include the “General Administrative Fee” as defined hereinbelow.  For purposes of any given calculation of “Allocable Overhead” hereunder, the “General and Administrative Fee” shall equal [***] percent ([***]%) of the total amount of Allocable Overhead (as calculated before the inclusion of any such fee).  However, “Allocable Overhead” shall not include any costs attributable to general corporate activities, executive management, investor relations, corporate communications, business development, legal affairs or finance.

1.5.          “[***]” shall mean a protein that corresponds to GenPept Accession Number [***], or any variant or fragments thereof.

1.6.          “[***] Antibody” shall mean any monoclonal antibodies Controlled by GENENTECH that bind to [***] and any other proteins binding to [***], and shall include, without limitation, any variants (including, without limitation, humanized versions), fragments (including, without limitation, single-chain versions) or derivatives of any of the foregoing.

1.7.          “[***] Product” shall mean any product containing an anti-[***] monoclonal antibody conjugated to a MAY Compound.

1.8.          “Clinical Materials” shall mean (a) supplies of ansamitocin P-3, and/or any other MAY Compound as manufactured in accordance with all applicable GMPs and other legal requirements and all applicable Specifications for such MAY Compound for use in human clinical testing, and (b) supplies of any Licensed Product as manufactured in accordance with all applicable GMPs and other legal requirements and all applicable Specifications for such Licensed Product for use in human clinical testing of any Licensed Product.

1.9.          “Collaboration Committee” shall mean the committee with representatives of each Party established as set forth in Section 3.4.

1.10.        “Combination Product” shall mean any Licensed Product that contains, in addition to any conjugate of a [***] Antibody with any MAY Compound, one or more other ingredients that has biologic activity as a therapeutic agent when present alone.

1.11.        “Confidential Information” shall have the meaning set forth in Section 5.1.

1.12.        “Control” or “Controlled” shall mean, with respect to any Patent Rights or Technology (including, without limitation, any MAY Compound, [***] Antibody or other proprietary biologic material covered under this Agreement), the possession by a Party of the ability to grant a license or sublicense of such patent rights, know-how or other intellectual property and the rights thereto or to supply such compounds or materials as provided for in this Agreement without violating the terms of any arrangement or agreement between such Party and any Third Party.

1.13.        “Development” and “Develop” shall mean, with respect to any Licensed Product, all activities with respect to such Licensed Product relating to research and development in connection with seeking, obtaining and/or maintaining any Regulatory Approval for such Licensed Product in the Field in the Territory, including without limitation, all pre-clinical research and development activities, all human clinical studies, all activities relating to developing the ability to manufacture any Licensed Product or any component thereof (including, without limitation, process development work), and all other activities relating to seeking, obtaining and/or maintaining any Regulatory Approvals from the FDA and/or any Foreign Regulatory Authority.

1.14.        “Drug Approval Application” shall mean any application for Regulatory Approval (including pricing and reimbursement approvals) required prior to any commercial sale or use of a Licensed Product in any country or jurisdiction in the Territory, including, without limitation, (a) any NDA or MAA filed with the FDA or any Foreign Regulatory Authority, and (b) any equivalent application filed with any Foreign Regulatory Authority for Regulatory Approval (including pricing and reimbursement approvals) required prior to any commercial sale or use of a Licensed Product in any country or jurisdiction in the Territory.

1.15.        “Effective Date” shall mean the date first written above in the introductory paragraph to this Agreement.

1.16.        “FDA” shall mean the United States Food and Drug Administration and any successor agency or authority thereto.

1.17.        “Field” shall mean any and all human uses.

1.18.        “First Commercial Sale” shall mean the date of the first commercial sale (other than for purposes of obtaining Regulatory Approval) of a Licensed Product by or on behalf of GENENTECH or any Sublicensee.

1.19.        “[***] Indication” shall mean the [***] use permitted by the FDA or any Foreign Regulatory Authority in any Regulatory Approval of a given Licensed Product.

1.20.        “Foreign Regulatory Authority” shall mean any applicable supranational, national, federal, state or local regulatory agency, department, bureau or other governmental entity of any country or jurisdiction in the Territory (other than the FDA in the United States), having responsibility in such country or jurisdiction for any Regulatory Approvals of any kind in such country or jurisdiction, and any successor agency or authority thereto.

1.21.        “Fully Burdened Manufacturing Cost” shall mean, with respect to any Preclinical Materials or Clinical Materials produced by IMMUNOGEN for GENENTECH under this Agreement, the sum of the following components: (a) the costs of goods produced, as determined by IMMUNOGEN in accordance with generally accepted accounting principles in the United States, consistently applied, including, without limitation, direct labor, material and product testing costs of such Preclinical Materials or Clinical Materials; (b) any Third Party royalty costs directly allocable to the manufacture or use of such Preclinical Materials or Clinical Materials; (c) all Allocable Overhead on the cost of goods under clause (a) above; and (d) any other costs borne by IMMUNOGEN, for the transport, customs clearance, duty, insurance and/or storage of such Preclinical Materials or Clinical Materials.

1.22.        “GENENTECH” shall mean Genentech, Inc., a Delaware corporation, and its successors and permitted assigns under this Agreement.

1.23.        “GLPs” shall mean all good laboratory practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time.

1.24.        “GMPs” shall mean all good manufacturing practices under Title 21 of the United States Code of Federal Regulations, as amended from time to time.

1.25.        “Heads of Agreement” shall mean the Heads of Agreement, dated May 2, 2000, as amended, whereunder the Parties agreed upon the terms and conditions for a broader arrangement relating to the conjugation of a larger array of antibodies and binding proteins to maytansine derivatives such as DM1.

1.26.        “HER2 License Agreement” shall mean that certain License Agreement dated as of May 2, 2000, as amended May 3, 2006, by and between the Parties with respect to the use of IMMUNOGEN’s proprietary maytansinoid conjugation technology with GENENTECH’s Anti-HER2 antibodies and other HER-2 binding proteins.

1.27.        “IMMUNOGEN” shall mean ImmunoGen, Inc., a Massachusetts corporation, and its successors and permitted assigns under this Agreement.

1.28.        “IMMUNOGEN Field” shall mean any and all uses other than any use that involves an antibody that binds to an antigen that is subject to an exclusive license from IMMUNOGEN under, or arising from, the Heads of Agreement or an antigen that is subject to an Exclusive Target Option under the Heads of Agreement, during the period that such exclusive license or Exclusive Target Option remains in effect.

1.29.        “Improvement” shall mean: (a) improvements to any MAY Compound, (b) improvements to methods of making any MAY Compound, and (c) improvements to the conjugation process for making antibody-drug conjugates that include any MAY Compound (including, for example, reaction conditions or changes in process that create improvements in the yield of such conjugate).  “Improvement” excludes any and all of the following items (“GNE Exclusions”): (w) any improvement that is specific to any antibody-drug conjugates that bind to an antigen that is subject to an exclusive license from IMMUNOGEN under, or arising from, the Heads of Agreement or is subject to an Exclusive Target Option under the Heads of Agreement during the period that such exclusive license or Exclusive Target Option remains in effect; (x) improvements to [***] [***] [***] or [***] [***], or the [***] of [***] or [***] [***] of the foregoing; (y) improvements arising out of GENENTECH [***] or [***] activities (whether or not the associated [***] is the subject of a license or option to GENENTECH by IMMUNOGEN); or (z) the [***] or [***] of [***] [***] [***] (i.e.,the [***] or [***] of such [***] [***] (e.g.,the [***] of [***] or the [***] of [***] to [***]) and [***] the manner of [***] such [***] [***]) that binds to an antigen that is subject to an exclusive license from IMMUNOGEN under, or arising from, the Heads of Agreement or an antigen that is subject to an Exclusive Target Option under the Heads of Agreement, during the period that such exclusive license or Exclusive Target Option remains in effect.

1.30.        “IND” shall mean an investigational new drug application (as defined in Title 21 of the United States Code of Federal Regulations, as amended from time to time) filed or to be filed with the FDA with regard to any Licensed Product.

1.31.        “Indemnitees” and “Indemnifying Party” shall have the meanings set forth in Section 9.

1.32.        “Licensed Patent Rights” shall mean any and all Patent Rights in the Field in the Territory which are Controlled by IMMUNOGEN as of the Effective Date or become Controlled by IMMUNOGEN during the Term, to the extent that any of the foregoing is necessary or useful for the Development, manufacture, use, import, export or sale of any Licensed Product (or any component thereof) in the Field in the Territory.  The Licensed Patent Rights as of the Effective Date include, without limitation, the patents and patent applications set forth in the Existing License Agreement, as updated from time to time.

1.33.        “Licensed Product” shall mean any product containing any conjugate of a [***] Antibody with any MAY Compound, and shall include, without limitation, any formulation thereof (including, without limitation, any lyophilized, liquid, sustained release or aerosolized formulation).  “Licensed Product” shall also include any and all Combination Products (if any).

1.34.        “Licensed Technology” shall mean any and all Technology which relates to the use of any Licensed Product in the Field in the Territory which is Controlled by IMMUNOGEN as of the Effective Date or becomes Controlled by IMMUNOGEN during the Term, to the extent that any of the foregoing relates to any Licensed Patent Rights or is necessary or useful for the Development, manufacture, use, import, export or sale of any Licensed Product in the Field in the Territory.

1.35.        “MAA” shall mean an application filed with the relevant Foreign Regulatory Authority in Europe seeking Regulatory Approval to market and sell any Licensed Product in Europe or any country or territory therein for a particular indication within the Field.

1.36.        “MAY Compound” shall mean any and all maytansinoid compounds (including, without limitation, maytansine, ansamitocin P-3 and DM1), whether produced by a botanical source, natural fermentation or chemical synthesis, and shall include, without limitation, all variants, fragments or derivatives of any of the foregoing, in each case owned or otherwise Controlled by IMMUNOGEN.  MAY shall include, without limitation, that certain maytansine derivative known as “DM1” whose more specific chemical name is N2’-deacetyl-N2’-(3-mercapto-1-oxopropyl)-maytansine.

1.37.        “NDA” shall mean a new drug application (as defined in Title 21 of the United States Code of Federal Regulations, as amended from time to time) filed with the FDA seeking Regulatory Approval to market and sell any Licensed Product in the United States for a particular indication within the Field.

1.38.        “Net Sales” shall mean, as to each calendar quarter during the Term, the gross invoiced sales prices charged for all Licensed Products sold by GENENTECH or its Sublicensees to Third Parties throughout the Territory during such calendar quarter, less the following amounts incurred or paid by GENENTECH or its Sublicensees during such calendar quarter with respect to sales of Licensed Products regardless of the calendar quarter in which such sales were made:

(a)           trade, cash and quantity discounts or rebates actually allowed or taken, including discounts or rebates to governmental or managed care organizations;

(b)           credits or allowances actually given or made for rejection of or return of, and for uncollectible amounts on, previously sold Licensed Products or for retroactive price reductions (including Medicare and similar types of rebates);

(c)           any charges for insurance, freight, and other transportation costs directly related to the delivery of Licensed Product to the extent included in the gross invoiced sales price;

(d)           any tax, tariff, duty or governmental charge levied on the sales, transfer, transportation or delivery of a Licensed Product (including any tax such as a value added or similar tax or government charge) borne by the seller thereof, other than franchise or income tax of any kind whatsoever; and

(e)           any import or export duties or their equivalent borne by the seller.  “Net Sales” shall not include sales or transfers between GENENTECH and its Sublicensees, unless the Licensed Product is consumed by the Sublicensee.

1.39.        “Patent Rights” shall mean the rights and interests in and to any and all issued patents and pending patent applications (including inventor’s certificates and utility models) in any country or jurisdiction in the Territory, including any and all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals and other continuing applications, supplementary protection certificates, renewals, and all letters patent on any of the foregoing, and any and all reissues, reexaminations, extensions, confirmations, registrations and patents of addition on any of the foregoing.

1.40.        “Phase II Clinical Study” shall mean, as to a particular Licensed Product for a particular indication, a controlled and lawful study in humans of the safety, dose ranging and efficacy of such Licensed Product for such indication, which is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial of such Licensed Product for such indication.

1.41.        “Phase III Clinical Trial” shall mean, as to a particular Licensed Product for a particular indication, a controlled and lawful study in humans of the safety and efficacy of such Licensed Product for such indication, which is prospectively designed to demonstrate statistically whether such Licensed Product is safe and effective for use in such indication in a manner sufficient to file an NDA to obtain Regulatory Approval to market and sell that Licensed Product in the United States for the indication under investigation in such study.

1.42.        “Phase III Equivalent Decision” shall mean the date (if any) on which GENENTECH (or its Sublicensee) decides, based on notification and input from the FDA, that the data and results generated from the Phase II Clinical Studies of a Licensed Product for a

particular indication are sufficient, without any Phase III Clinical Trial of such Licensed Product for such indication, to support the filing of an NDA to obtain Regulatory Approval to market and sell that Licensed Product in the United States for the indication under investigation.

1.43.        “Preclinical Materials” shall mean (a) supplies of ansamitocin P-3, DM1 and/or any other MAY Compound as manufactured in accordance with all applicable legal requirements and all applicable Specifications for such MAY Compound for use in preclinical testing, and (b) supplies of any Licensed Product as manufactured in accordance with all applicable legal requirements and all applicable Specifications for such Licensed Product for use in preclinical testing of any Licensed Product.

1.44.        “Regulatory Approval” shall mean any and all approvals (including pricing and reimbursement approvals), product and establishment licenses, registrations or authorizations of any kind of the FDA or any Foreign Regulatory Authority necessary for the development, pre-clinical and/or human clinical testing, manufacture, quality testing, supply, use, storage, importation, export, transport, marketing and sale of a Licensed Product (or any component thereof) for use in the Field in any country or other jurisdiction in the Territory.  “Regulatory Approval” shall include, without limitation, any NDA, MAA or other Drug Approval Application.

1.45.        “[***] Indication” shall mean the [***] use permitted by the FDA or any Foreign Regulatory Authority in any Regulatory Approval of a given Licensed Product and with respect to which GENENTECH has made a [***] [***] [***] based on [***] [***] that such indication will [***] at least a $[***] [***] in [***] ([***]) [***] [***] [***] in the [***] [***].

1.46.        “Specifications” shall mean any specifications agreed upon in writing by the Parties relating to the manufacturing and supply of any MAY Compound and/or Licensed Product hereunder.

1.47.        “Sublicensee” shall have the meaning set forth in Section 2.2, and “Material Sublicensee” shall have the meaning set forth in Section 3.3.

1.48.        “Technology” shall mean and include any and all unpatented proprietary ideas, inventions, discoveries, Confidential Information, biologic materials, data, results, formulae, designs, specifications, methods, processes, formulations, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, pre-clinical information, clinical information, and any and all proprietary biological, chemical, pharmacological, toxicological, pre-clinical, clinical, assay, control and manufacturing data and materials.

1.49.        “Term” shall mean the period commencing on the Effective Date and continuing until the expiration or termination of this Agreement in accordance with the terms hereof (including Section 7).

1.50.        “Territory” shall mean all countries and jurisdictions of the world.

1.51.        “[***] Indication” shall mean the [***] use permitted by the FDA or any Foreign Regulatory Authority in any Regulatory Approval of a given Licensed Product and with respect to which GENENTECH has made a [***] [***] [***] based on [***] [***] that such indication will [***] at least [***] [***] in [***] ([***]) [***] [***] [***] in the [***] [***].

1.52.        “Third Party” shall mean any entity other than GENENTECH, IMMUNOGEN and their respective Affiliates.

1.53.        “Third Party Payments” shall have the meaning set forth in Section 4.2.2.

1.54.        “Valid Claim” shall mean a claim in an issued, unexpired patent within the Licensed Patent Rights that (i) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, and (ii) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, and (iii) has not been rendered unenforceable through disclaimer or otherwise, and (iv) is not lost through an interference proceeding.

2.  GRANT OF RIGHTS

2.1.          License Grants.

(a)           License to GENENTECH.  IMMUNOGEN hereby grants to GENENTECH an exclusive (even as to IMMUNOGEN) royalty-bearing license within the Territory, including the right to grant sublicenses as described in Section 2.2 below, under the Licensed Patent Rights and Licensed Technology, to Develop, have Developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export and have exported Licensed Products in the Field in the Territory, subject to the other terms and conditions of this Agreement.

(b)           License to IMMUNOGEN.  GENENTECH hereby grants to IMMUNOGEN a non-exclusive, royalty-free license (i) under GENENTECH’s intellectual property interest in Improvements, to develop, make, use, sell, offer for sale, import, and export any product that is not a Licensed Product or a [***] Product, only within the IMMUNOGEN Field and subject to Section 2.3(b) below and the remaining terms of this Section 2.1(b); and (ii) also under GENENTECH’s intellectual property interest in Improvements, to otherwise exploit Improvements for all uses within the IMMUNOGEN Field, subject to Section 2.3(b) below and the remaining terms of this Section 2.1(b).  The foregoing license includes the right to sublicense the rights granted under this Section 2.1(b) only if all of the following three conditions (i), (ii) and (iii) are met:

(i)            the sublicense is limited to the IMMUNOGEN Field;

(ii)           the sublicense is granted only in connection with a license to IMMUNOGEN MAY Technology (where “IMMUNOGEN MAY Technology” means Technology Controlled by IMMUNOGEN and used in the conjugation of MAY Compounds to binding proteins), and the rights granted for IMMUNOGEN MAY Technology are of the same scope (e.g., for the same product or technology and within the same field and the same territory) as the rights granted for GENENTECH’s Improvements; and

(iii)          GENENTECH obtains Substantially Similar Grant Back Rights without incurring an obligation to pay any additional consideration (either to IMMUNOGEN or to IMMUNOGEN’s sublicensee).  “Substantially Similar Grant Back Rights” means non-exclusive rights in and to that sublicensee’s “improvements” (improvements to MAY Compounds, methods of making MAY Compounds, and methods of making antibody-drug conjugates) that are of substantially the same scope (e.g., within the same field and the same territory) as the rights granted in and to Improvements under this Agreement.  (GENENTECH may obtain such rights directly from IMMUNOGEN’s sublicensee or indirectly through IMMUNOGEN; if GENENTECH obtains such rights from IMMUNOGEN, IMMUNOGEN may have obtained such rights under license or by transfer of ownership).

Nothing in this Agreement or the course of dealings between the Parties or usage or custom in the industry or trade shall be construed to confer any other rights or licenses to any other intellectual property Controlled by either Party or its Affiliates by implication, estoppel or otherwise.  GENENTECH has no obligation to [***] in any [***] [***] or [***] of [***] [***] to [***] or a [***] of [***] with respect to [***].

2.2           Sublicenses.  GENENTECH shall have the right freely to grant sublicenses to all or any portion of its rights under the license rights granted pursuant to Section 2.1(a) hereof to any Affiliate or Third Party (in any case, a “Sublicensee”); provided, however, that (a) each such sublicense shall be consistent with the terms and conditions of this Agreement, and (b) GENENTECH shall remain obligated to ensure payment of all of its milestone and royalty obligations as set forth in Section 4 hereof.

2.3           IMMUNOGEN Retained Rights and Covenants; GENENTECH Technology or Patent Rights.

(a)           Retained Rights.  Subject to the other terms of this Agreement, including, without limitation, Section 2.3(b) hereof, IMMUNOGEN retains the right to use the Licensed Technology and practice the Licensed Patent Rights (i) to perform its work under Sections 3.3, 3.4, 3.5 and 3.6 hereof relating to the Collaboration Committee and to manufacture and supply Preclinical Materials and Clinical Materials for GENENTECH (and its Sublicensees), and (ii) to develop, have developed, make, have made, use, have used, sell have sold, offer for sale, import, have imported, export and have exported any product that is not a Licensed Product or a [***] Product, subject to Section 2.3(b) below.

(b)           Covenants.  It is hereby further agreed that (i) during the Term of this Agreement, IMMUNOGEN shall not Develop, have Developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export and have exported any [***] Product, which restriction shall be [***] for [***] [***] [***] [***] [***] of this Agreement if, during a [***] [***] [***] [***] prior to expiration or termination of this Agreement, [***] is [***] or [***] with a [***] [***], if [***] is subject to a [***] of [***], or if this Agreement is [***] pursuant to [***] [***], and (ii) during the Term of this Agreement, and for [***] [***] [***] [***] (which [***] [***] [***] [***] shall not apply in connection with expiration of this Agreement under [***] [***] below or in connection with [***] [***] of this Agreement by [***] under [***] [***] below, but which shall apply in connection with any other [***] [***] of this Agreement, including by [***] under [***] [***] below), IMMUNOGEN shall not grant to any Third Party any license or other right under any Patent Rights or Technology owned or Controlled by IMMUNOGEN to Develop, have Developed, make, have made, use, have used, sell, have sold, offer for sale, import, have imported, export and have exported, any [***] Product.

(c)           No Rights to GENENTECH Technology or Patent Rights.  Except for the license granted to IMMUNOGEN by GENENTECH in Section 2.1(b) above, nothing in this Section 2.3 or any other provision of this Agreement shall be construed as a grant to IMMUNOGEN of any license or other rights with respect to any Technology (including, without limitation, any Confidential Information) or Patent Rights owned or Controlled (in whole or in part) by GENENTECH.

3.  DEVELOPMENT AND COMMERCIALIZATION
OF LICENSED PRODUCTS.

3.1           Development and Commercialization.

(a)           Responsibility.  On and after the Effective Date, except as otherwise agreed in writing with respect to certain process development and manufacturing activities, GENENTECH shall have full control and authority over, and sole responsibility for, all Development and commercialization of Licensed Products in the Field in the Territory, including, without limitation, (i) all pre-clinical Development activities (including any pharmaceutical development work on formulations or process development relating to any Licensed Product), (ii) all activities related to human clinical trials (including any phase I clinical studies, any Phase II Clinical Studies or any Phase III Clinical Trials), (iii) all activities relating to manufacture and supply of [***] Antibodies, all MAY Compounds (including ansamitocin P-3 and DM1) and all Licensed Products, solely to the extent such activities relate to the development and commercialization of Licensed Products (including all required process development and scale up work with respect thereto), (iv) all marketing, promotion, sales, distribution, import and export activities relating to any Licensed Product (including any post-marketing trials or databases and post-marketing safety surveillance), and (v) all activities relating to any regulatory filings, registrations, applications and Regulatory Approvals relating to any of the foregoing (including any INDs or foreign equivalents, any manufacturing facility validation and/or licensure, any Drug Approval Applications and any other Regulatory Approvals).  Except as described in the next sentence, GENENTECH shall own all data, results and all other information arising from any such activities under this Agreement, including, without limitation, all regulatory filings, registrations, applications and Regulatory Approvals relating to Licensed Products (including any INDs or foreign equivalents, any Drug Approval Applications and any other Regulatory Approvals), and all of the foregoing information, documentation and materials shall be considered Confidential Information and Technology solely owned by GENENTECH.  IMMUNOGEN shall own all data, results and all other information arising from IMMUNOGEN’s activities relating to the manufacture and supply of MAY Compounds (including ansamitocin P-3 and DM1) to GENENTECH, and all of the foregoing information, documentation and materials shall be considered Confidential Information and Technology solely owned by IMMUNOGEN.  All activities relating to Development and commercialization under this Agreement shall be undertaken at GENENTECH’s sole cost and expense, except as otherwise expressly provided in this Agreement.

(b)           Due Diligence.  GENENTECH will exercise its commercially reasonable efforts and diligence in Developing and commercializing Licensed Products in accordance with its business, legal, medical and scientific judgment, and in undertaking investigations and actions required to obtain appropriate Regulatory Approvals necessary to market Licensed Products in the Field in the Territory, such reasonable efforts and diligence to be in accordance with the efforts and resources GENENTECH would use for a compound owned by it or to which it has rights, which is of similar market potential at a similar stage in development as the applicable Licensed Product, taking into account the competitiveness of the marketplace, the proprietary position of the Licensed Product, the relative potential safety and efficacy of the Licensed Product, the regulatory requirements involved in its Development, commercialization and Regulatory Approval,the cost of goods and availability of capacity to manufacture and supply the Licensed Product at commercial scale, the profitability of the applicable Licensed Product, and other relevant factors including, without limitation, technical, legal, scientific or medical factors.  In the event that GENENTECH fails to use due diligence as required hereunder, then on a Licensed Product-by-Licensed Product and country-by-country basis as to the Licensed Product in the country in which GENENTECH has failed to use due diligence as required hereunder, IMMUNOGEN’s exclusive remedy shall be, in its sole discretion (i) to terminate the licenses granted under Section 2.1 this Agreement for breach under Section 7.2(a) below (including the notice and cure provisions therein) or (ii) to convert the licenses granted under Section 2.1 of this Agreement from exclusive licenses to non-exclusive licenses, in either case only as such licenses apply to such Licensed Product in such country, which termination or conversion, as the case may be, shall be effective upon expiration of the cure period specified in 7.2(a) below provided that such failure remains uncured upon such expiration.

3.2           Updates and Reports; Exchanges of Adverse Event Information.

(a)           Updates and Reports.  GENENTECH shall keep IMMUNOGEN informed of the progress of GENENTECH’s efforts to Develop and commercialize Licensed Products in the Field in the Territory as provided in this Section 3.2(a).  GENENTECH (or its Sublicensee) shall provide IMMUNOGEN with brief written reports as provided herein no less frequently than on each anniversary of the Effective Date during the Term (commencing with the first anniversary of the Effective Date).  Such reports shall summarize GENENTECH’s material efforts to Develop and commercialize all Licensed Products hereunder, identify the Drug Approval Applications with respect to any Licensed Product that GENENTECH and its Sublicensees have filed, sought or obtained in the prior twelve (12)-month period, and any they reasonably expect to make, seek or attempt to obtain in the following twelve (12)-month period.  In addition, GENENTECH (or its Sublicensee) shall provide IMMUNOGEN with prompt written notice of the occurrence of any event giving rise to an obligation to make a milestone payment to IMMUNOGEN under Section 4.1, and shall provide IMMUNOGEN with prompt written notice of the occurrence of the First Commercial Sale of any particular Licensed Product. All such reports and notices shall be sent to the attention of IMMUNOGEN’s designated representative, who shall be its Chief Executive Officer unless IMMUNOGEN otherwise notifies GENENTECH.

(b)           Adverse Events.  In addition to such reports, GENENTECH agrees to provide IMMUNOGEN with Adverse Event information and product complaint information relating to Licensed Products (but not relating to any other products of GENENTECH, including any antibody that may be included in a Licensed Product, to the extent that antibody is used in its “naked” form or in connection with a different effector molecule) as compiled and prepared by GENENTECH in the normal course of business in connection with the Development, commercialization or sale of any Licensed Product, within time frames consistent with reporting obligations under applicable laws and regulations.  To the extent it could reasonably apply or could reasonably be relevant to a Licensed Product, IMMUNOGEN agrees to provide GENENTECH with Adverse Event and product complaint information relating to any product containing any MAY Compound that is compiled and prepared by IMMUNOGEN or any Third Party in the normal course of business in connection with the development, commercialization or sale of any such product, within time frames consistent with reporting obligations under applicable laws and regulations; provided, however, that the foregoing shall not require IMMUNOGEN to violate any agreements with or confidentiality obligations owed to any Third Party.  GENENTECH shall provide its Adverse Event and product complaint information hereunder to IMMUNOGEN’s designated representative, who shall be its Chief Regulatory Officer unless IMMUNOGEN otherwise notifies GENENTECH. IMMUNOGEN shall provide its Adverse Event and product complaint information hereunder to GENENTECH’s designated representative, who shall be the head of its Drug Safety group in GENENTECH’S Medical Affairs Department unless GENENTECH otherwise notifies IMMUNOGEN.

(c)           Confidential Information.  All reports, updates, Adverse Event, product complaint and other information provided by one Party to the other Party under this Agreement (including under this Section 3), shall be considered Confidential Information of the disclosing Party, subject to the terms of Section 5.

3.3           Reasonable Assistance by IMMUNOGEN.  In connection with the exclusive grant of rights to GENENTECH under Section 2.1 above, and subject to the other terms of this Agreement, IMMUNOGEN shall provide GENENTECH (and any Sublicensee of GENENTECH with respect to all of GENENTECH’s license rights hereunder to make or have made all Licensed Products or any particular Licensed Product(s) throughout the Territory or in a particular geographic region of the Territory, and/or all of GENENTECH’s license rights hereunder to Develop or commercialize all Licensed Products or any particular Licensed Product(s) throughout the Territory or in a particular geographic region of the Territory (in any case, a “Material Sublicensee”)) such information and materials comprising the Licensed Technology and/or Licensed Patent Rights as GENENTECH (or its Material Sublicensee) may reasonably request.  Without limiting the generality of the foregoing, IMMUNOGEN shall provide all of such technical assistance within IMMUNOGEN’s area of expertise (or its subcontractors) concerning the Development and commercialization of Licensed Products as may be reasonably requested by GENENTECH (or its Material Sublicensee) from time to time during the Term, provided that such technical assistance and expertise is within the scope of the Licensed Technology and/or Licensed Patent Rights covered under this Agreement.  Such technical assistance and expertise shall include, but not be limited to, visits by IMMUNOGEN personnel to GENENTECH and visits by GENENTECH to IMMUNOGEN (or its subcontractors), at GENENTECH’s expense, at such times and for such periods of time as may be reasonably acceptable to the Parties.   Without limiting the generality of the foregoing, within [***] ([***]) days after GENENTECH’s reasonable written request, IMMUNOGEN shall deliver to GENENTECH a list or description of the documents and information that embody the Licensed Technology.  GENENTECH will inform IMMUNOGEN which of those identified documents and information GENENTECH believes are reasonably related to its exercise of the license rights under this Agreement and, within [***] ([***]) days after that identification, IMMUNOGEN shall deliver to GENENTECH a copy of those documents and other information.

3.4           Collaboration Committee.

(a)            Mandate of Committee.  Promptly after the Effective Date, the Parties shall form a “Collaboration Committee” to serve as a forum for coordination and communication between the Parties with respect to activities related to Licensed Products for which the Parties agree there is a need for coordination and communication (including, without limitation, all process science and process development work, formulation work, and quality control/ assurance work hereunder), and to assist GENENTECH in its exercise of its rights to make or have made Licensed Products under this Agreement.  Within [***] ([***]) days after the Effective Date, the Parties shall each nominate an equal number of representatives (which shall be no less than two (2) each) for membership on the Collaboration Committee.  Each Party may change its representative(s) as it deems appropriate by notice to the other Party.  The input of the IMMUNOGEN representatives on the Collaboration Committee shall be fully considered by the Collaboration Committee; provided, however, that all decisions of the Collaboration Committee shall be subject to final approval by GENENTECH.

(b)            Chair of Committee; Meetings.  The Parties hereby agree that (i) the chair of the Collaboration Committee shall be one of the GENENTECH representatives on the

Collaboration Committee, as designated by GENENTECH; provided, however, that [***] the [***] [***] [***] [***] after the Effective Date, the Collaboration Committee shall be [***] by a [***] [***] on the Collaboration Committee (as designated by [***]) and an [***] [***] on the Collaboration Committee (as designated by [***]); (ii) all decisions of the Collaboration Committee shall be subject to the approval of the GENENTECH chair (including [***] the [***] [***] there is a [***] [***] [***]); (iii) the Collaboration Committee shall meet on a semi-annual basis or other schedule agreed upon by the Parties, unless at least thirty (30) days in advance of any meeting the chair (or co-chairs during the first twelve (12) months) of the Collaboration Committee determine that there is no need for a meeting (in which instance, the next Collaboration Committee meeting shall also be scheduled as agreed upon by the Parties); (iv) the location of meetings of the Collaboration Committee shall alternate between IMMUNOGEN’s offices in Massachusetts and GENENTECH’s offices in California, unless otherwise agreed by the Parties and, as agreed upon by the Parties, Collaboration Committee meetings may be face-to-face or may be conducted through teleconferences and/or videoconferences.  In addition to its Collaboration Committee representatives, each Party shall be entitled to have other employees attend such meetings to present and participate, though not in a decision-making capacity.  Each Party shall bear all costs and expenses, including travel and lodging expense, that may be incurred by its Collaboration Committee representatives or other of its attendees at Collaboration Committee meetings, as a result of such meetings hereunder.  Minutes of each Collaboration Committee meeting will be transcribed and issued to members of the Collaboration Committee by the chair (or the GENENTECH co-chair, as the case may be) within thirty (30) days after each meeting, and such minutes shall be reviewed and modified as mutually required to obtain approval of such minutes promptly thereafter.

3.5           Supply of Preclinical Materials.  During the Term of this Agreement, IMMUNOGEN shall supply to GENENTECH (or its Material Sublicensee) with such quantities of Preclinical Materials as may be reasonably requested by GENENTECH (or its Material Sublicensee) in order to conduct all pre-clinical Development activities relating to Licensed Products.  GENENTECH (or its Material Sublicensee) shall order all amounts of Preclinical Materials, and IMMUNOGEN shall deliver all such ordered amounts, in accordance with advance ordering timeframes and delivery timeframes to be agreed upon by the Parties through the Collaboration Committee.  IMMUNOGEN shall use its commercially reasonable efforts to deliver such amounts of Preclinical Materials ordered in accordance with the foregoing (including such agreed upon timeframes) in a timely manner.  In connection with any ordering of Preclinical Materials by GENENTECH (or its Material Sublicensee), IMMUNOGEN shall provide GENENTECH (or its Material Sublicensee) promptly with IMMUNOGEN’s good faith estimate of the Fully Burdened Manufacturing Cost for manufacture and supply of such Preclinical Materials.  IMMUNOGEN’s price to supply Preclinical Materials to GENENTECH (or its Material Sublicensee) shall equal [***]% of IMMUNOGEN’s Fully Burdened Manufacturing Cost for such Preclinical Materials as approved by GENENTECH (or its Material Sublicensee).  Nothing herein shall preclude GENENTECH from making its own arrangements for manufacture and supply of Preclinical Materials on its own or with Third Parties, in exercise of its license rights under Section 2.1.  GENENTECH hereby agrees that (a) it shall not use the Preclinical Materials in any human subject, (b) it shall use the Preclinical Materials in compliance with all applicable federal, state and local laws and regulations, and (c) it (as a matter of contract between itself and IMMUNOGEN) shall assume all liability for damages that may arise from the use, storage and disposal of any Preclinical Materials to the extent provided pursuant to Section 9 below.  GENENTECH shall be entitled to transfer Preclinical Materials to any Third Party under terms obligating such Third Party not to transfer or use such Preclinical Materials except in compliance with the foregoing clauses (a) and (b) of this Section 3.5.

3.6           Supply of Clinical Materials.  During the Term of this Agreement, IMMUNOGEN shall supply to GENENTECH (or its Material Sublicensee) with such quantities of Clinical Materials as may be reasonably requested by GENENTECH (or its Material Sublicensee) in order to conduct all human clinical trials of Licensed Products through non-pivotal Phase II Clinical Studies.  To the extent GENENTECH requests IMMUNOGEN to manufacture Clinical Materials as provided in the foregoing sentence, IMMUNOGEN and GENENTECH shall enter into separate supply and quality agreements detailing the terms of supply for any Clinical Materials that IMMUNOGEN is so requested to supply to GENENTECH for the purpose of conducting clinical trials.  GENENTECH (or its Material Sublicensee) shall order all amounts of Clinical Materials, and IMMUNOGEN shall deliver all such ordered amounts, in accordance with forecasting parameters, advance ordering timeframes and delivery timeframes to be agreed upon by the Parties through the Collaboration Committee.  IMMUNOGEN shall use its commercially reasonable efforts to deliver such amounts of Clinical

Materials ordered in accordance with the foregoing (including such agreed upon timeframes) in a timely manner.  In connection with any ordering of Clinical Materials by GENENTECH (or its Material Sublicensee), IMMUNOGEN shall provide GENENTECH (or its Material Sublicensee) promptly with IMMUNOGEN’s good faith estimate of the Fully Burdened Manufacturing Cost for manufacture and supply of such Clinical Materials.  IMMUNOGEN’s price to supply Clinical Materials to GENENTECH (or its Material Sublicensee) shall equal [***]% of IMMUNOGEN’S Fully Burdened Manufacturing Cost for such Clinical Materials as approved by GENENTECH (or its Material Sublicensee).  Nothing herein shall preclude GENENTECH from making its own arrangements for manufacture and supply of Clinical Materials on its own or with Third Parties, in exercise of its license rights under Section 2.1. GENENTECH hereby agrees that (a) it shall use the Clinical Materials in compliance with all applicable federal, state and local laws, and (b) it (as a matter of contract between itself and IMMUNOGEN) shall [***] all [***] for [***] that may arise from the [***] [***] and [***] of such Clinical Materials to the extent provided pursuant to Section 9 below. GENENTECH shall be entitled to transfer Clinical Materials to any Third Party under terms obligating such Third Party not to transfer or use such Clinical Materials except in compliance with the foregoing clause (a) of this Section 3.6.

3.7           Purchase of Equipment.  If, during the Term of this Agreement, IMMUNOGEN determines in good faith that it is necessary or advisable to purchase equipment or instruments in order to perform any of its obligations to manufacture Preclinical Materials and Clinical Materials under Sections 3.5 or 3.6 of this Agreement, then IMMUNOGEN shall provide the Collaboration Committee with written notice of such determination, along with the estimated price for such purchase and quality parameters for the equipment or instruments, for the Collaboration Committee’s approval of such price and features.  Promptly after the consummation of such purchase, assuming that the Collaboration Committee has provided its approval hereunder, IMMUNOGEN shall provide GENENTECH with a copy of the invoice or invoices reflecting such purchase, and GENENTECH shall reimburse IMMUNOGEN for the purchase of all such approved equipment hereunder within [***] ([***]) days of its receipt of such invoice from IMMUNOGEN; provided, however, that no costs reimbursed by GENENTECH hereunder (or depreciation of such purchased equipment or instruments) shall be includible or included within the calculation of any Fully Burdened Manufacturing Costs under this Agreement.

4.  PAYMENTS AND ROYALTIES

4.1           Milestone Payments for Licensed Products.

4.1.1         Milestones.  In consideration of the grant of the license by IMMUNOGEN hereunder, and subject to the other terms of this Agreement, GENENTECH will make the following nonrefundable, noncreditable (except as expressly provided in Section 4.1.2 below) payments to IMMUNOGEN, on the payment terms in Section 4.5:

[***] Milestones	Milestone Payment

Effective Date		$1 Million

[***] [***] for a [***] [***]	$	[***] [***]

[***] of [***] [***] [***] [***] in [***] [***] for a [***] [***]	$	[***] [***]

[***] of [***] of [***] [***] [***] [***] in [***] [***] for a [***] [***] or [***] [***] [***] [***] for a [***] [***]	$	[***] [***]

[***] of [***] by the [***] for a [***] [***] for [***] [***]	$	[***] [***]

[***] of an [***] or other [***] [***] [***] in the [***] [***] for a [***] [***] for [***] [***]	$	[***] [***]

[***] of a [***] [***] [***] for a [***] [***] in [***] for [***] [***]	$	[***] [***]

[***] of [***] by the [***] for a [***] [***] for [***] [***]	$	[***] [***]

[***] of [***] by the [***] for a [***] [***] for a [***] [***]	$	[***] [***]

[***] Milestones	Milestone Payment

[***] [***] [***] [***] of [***] [***] greater than $[***] [***]	$	[***] [***]

[***] [***] [***] [***] of [***] [***] greater than $[***] [***]	$	[***] [***]

It is hereby acknowledged and agreed that any milestone payment shall be made only once, with respect to the first achievement of the relevant milestone for the first Licensed Product, regardless of how many times such milestones are achieved by Licensed Products and regardless of how many times a particular Licensed Product achieves such milestones. GENENTECH shall notify IMMUNOGEN of the achievement of milestones hereunder as provided in Section 3.2(a) above.

4.1.2        [***] of [***] [***].  GENENTECH shall be [***] to [***] its [***] [***] [***] (but not any [***] [***] [***]) [***] [***] [***] [***] to IMMUNOGEN only to the extent set forth in this Section 4.1.2.  As to the Licensed Product with respect to which [***] [***] [***] are owed to IMMUNOGEN under this Section 4.1, GENENTECH shall be [***] to [***] [***] [***] ([***]%) of each such [***] [***] made with respect to such Licensed Product hereunder [***] [***] [***] to IMMUNOGEN hereunder with respect to such Licensed Product, but (a) only if prior to the date of such [***] [***], GENENTECH (or its Sublicensee) has modified such Licensed Product such that it would not (even in the absence of the license under this Agreement) [***] a [***] [***] within the Licensed Patent Rights in the United States (excluding any Patent Rights [***] [***] by [***] and [***]), and (b) only if such modification was undertaken (i) to address a [***] [***] or [***] with respect to such Licensed Product or its Development, manufacture, use or sale, (ii) to obtain a [***] [***] in the toxicity, safety or efficacy profile of such Licensed Product, or (iii) to obtain a [***] [***] in the ability to make or have made such Licensed Product (or any component thereof).

4.2           Payment of Royalties; Royalty Rates; Accounting for Royalties and Records.

4.2.1         Royalty Payments.  In consideration of the grant of the license by IMMUNOGEN hereunder, and subject to the other terms of this Agreement (including the remainder of this Section 4), commencing on the first date of First Commercial Sale of Licensed Products in such country or jurisdiction in the Territory, GENENTECH shall pay to IMMUNOGEN the following royalties based on total Net Sales of all Licensed Products sold by GENENTECH and/or its Sublicensees, on an incremental basis in each calendar year during the Term, at the following rates in [***] of the [***] [***] [***] [***]:

For Net Sales of a Licensed Product
[***] [***] [***] in any Calendar Year

During the Term:	Royalty Rate (% of Net Sales)

Above $[***] and up to $[***] [***]	[***]	%

Above $[***] [***]	[***]	%

For Net Sales of a Licensed Product
[***] [***] [***] in any Calendar Year

During the Term:	Royalty Rate (% of Net Sales)

Above $[***] and up to $[***] [***]	[***]	%

Above $[***] [***]	[***]	%

By way of example only, if during the Term a Licensed Product achieved total Net Sales in a given calendar of $[***] [***], the applicable royalty rate would be [***]% of Net Sales for Net Sales up to $[***] [***], and [***]% of Net Sales for Net Sales over $[***] [***].

4.2.2        Third Party Royalty Offset.  Subject to the other terms of this Agreement, on a country-by-country basis, the royalties otherwise due and payable by GENENTECH under Section 4.2.1 above (but not the royalties otherwise due and payable by GENENTECH under Section 4.2.3(a) or (b) below) shall be reduced as provided in this Section 4.2.2:

(a)           GENENTECH Process Development.  Consistent with GENENTECH’S due diligence obligations under this Agreement, GENENTECH agrees to exercise due diligence to attempt to Develop a commercially viable manufacturing process relating to the manufacture and supply of Licensed Products.  For purposes of this Agreement, GENENTECH shall determine in good faith the commercial viability of any such manufacturing process that is Developed hereunder, taking into account, without limitation, the following factors relevant thereto:  the consistency and reproducibility of the process itself; the consistency, reproducibility, safety and efficacy of the resulting conjugated Licensed Products; any regulatory issues; the availability of capacity; the cost of goods and other components of Fully Burdened Manufacturing Cost as applied to such process and to the overall manufacture and supply of Licensed Products; the overall profitability of the Licensed Products; and the ability to produce at commercial scale quantities.

(b)           Partial Offset.  If GENENTECH is not able to Develop such a commercially viable manufacturing process after exercising due diligence as required hereunder, GENENTECH may elect to license a manufacturing process from a Third Party, and in that event GENENTECH shall be entitled to offset up to [***] percent ([***]%) of any Third Party Payments it makes in connection with any license providing rights to any such manufacturing process against the royalties due to IMMUNOGEN pursuant to Section 4.2.1 above, subject to the clause (d) of this Section 4.2.2.  GENENTECH shall not be entitled to the offset under this clause (b) if it fails to exercise due diligence as required hereunder.

(c)           Full Offset.  If GENENTECH determines in good faith that it is necessary, in order to exploit the license granted to it under Section 2.1 of this Agreement in any country, to make royalty payments to any Third Party (“Third Party Payments”) under any license agreement that GENENTECH determines, in good faith, is necessary in connection with the Development, manufacture, use or sale of any MAY Compound, the linker of any MAY Compound to a [***] Antibody, and/or the conjugation of a [***] Antibody to any MAY Compound (including, without limitation, DM1) as part of any Licensed Product, then in any such case the royalties due to IMMUNOGEN pursuant to Section 4.2.1 above for such Licensed Product shall be reduced by [***] [***] [***] of such Third Party Payments, subject to the limitations set forth in clause (d) of this Section 4.2.2.  If GENENTECH elects to take any such license agreement as described herein without having first determined that it is necessary (as determined by GENENTECH in good faith) in order to exploit the license granted to it under Section 2.1 of this Agreement in any country, then GENENTECH shall not be entitled to the offset under this clause (c). If IMMUNOGEN in good faith disputes GENENTECH’s determination hereunder, the Parties shall submit the matter promptly to IMMUNOGEN’S Chief Executive Officer and a designated officer of GENENTECH with settlement authority.

(d)           Limitations on Offsets.  The royalty offset in Section 4.2.2(c) above is separate and cumulative to the royalty offset under Section 4.2.2(b) above, but each is subject to the limitations set forth in this Section 4.2.2(d) as follows.  No royalty reductions under this Section 4.2.2, alone or in the aggregate, shall reduce the royalty (if any) for any Licensed Product in any country payable pursuant to Section 4.2.1 aboveby more than [***] percent ([***]%) of the royalties otherwise owed to IMMUNOGEN thereunder, nor reduce such royalty for such Licensed Product in any such country to less than [***] percent ([***]%) of Net Sales of such Licensed Product in such country.

4.2.3        [***] [***] [***] and [***] [***].

(a)           Notwithstanding anything set forth in [***] [***] above, the [***] [***] set forth therein shall apply, on a [***] and [***] [***] [***] basis, to [***] [***] of [***] [***] [***] [***] [***] [***] [***] or its [***], [***] or [***] in [***] [***] would, [***] for the [***] under this Agreement, [***] a [***] [***] [***] the [***] [***] [***] (excluding any [***] [***] [***] [***] by [***] and [***]).  Subject to the other terms of this Agreement (except for Section 4.2.2 above, which shall not apply), on a [***] and [***] [***] [***] [***] where and as of when the [***] [***] under Section 4.2.1 [***] [***] [***] as a [***] of this Section 4.2.3, GENENTECH shall [***] to IMMUNOGEN a [***] [***] to [***] [***] ([***]%) of [***] [***] [***] of [***] [***] [***] [***] by [***] and/or its [***] in [***] [***].

(b)           [***] [***].  Notwithstanding anything set forth in [***] [***] above, the [***] [***] set forth in [***] [***] above shall no longer apply, on a [***] basis, on and after the [***] on which any [***] [***] [***] [***] [***] to [***] and [***] in a [***] any [***] [***].  Subject to the other terms of this Agreement (except for [***] [***], which shall not apply), on a [***] basis where the [***] [***] under [***] do not apply as a result of this [***],  [***] on the [***] of such [***] [***] of [***] [***] [***] in such [***], [***] shall [***] and [***] to [***] a [***] equal to [***] [***] ([***]%) of [***] [***] [***] of all [***] [***] [***] by [***] and/or its [***] in [***] [***]; provided, however, that if the [***] [***] is [***] from the [***] in [***] [***], then this [***] shall no longer apply and [***] shall [***] [***] [***] the [***] [***] set forth in [***] [***] on a [***] basis [***] on the [***] of [***] [***].

4.2.4        Combination Products.  In determining Net Sales of any Combination Products under this Agreement, Net Sales shall first be calculated in accordance with the definition of “Net Sales” above, then multiplied by the percentage value of the Licensed Product contained in the Combination Product, such percentage value being the quotient obtained by dividing the current market price of the Licensed Product by the sum of the separate current market price of the Licensed Product and other ingredients which are therapeutically active contained in the Combination Product.  The current market price of each therapeutically active ingredient and of the Licensed Product shall be for a quantity comparable to that contained in the Combination Product and of the same class, purity and potency.  When no current market price is available for any therapeutically active ingredient or for the Licensed Product, GENENTECH shall calculate in good faith a hypothetical market price with respect to the Combination Product, allocating the same proportions of costs, overhead and profit as are then allocated to all similar substances then being made and marketed by GENENTECH and having an ascertainable market price; provided, however, that if IMMUNOGEN in good faith disputes GENENTECH’s calculation, the Parties shall submit the matter promptly to IMMUNOGEN’S Chief Executive Officer and a designated officer of GENENTECH with settlement authority.

4.3           One Royalty.  Only one royalty, calculated at the highest applicable royalty rate under this Section 4, shall be payable to IMMUNOGEN hereunder for each sale of a Licensed Product.

4.4           Royalty Term. GENENTECH shall pay royalties with respect to each Licensed Product on a country-by-country and Licensed Product-by-Licensed Product basis until the later of (a) ten (10) years from the First Commercial Sale of such Licensed Product in such country and (b) the expiration of the last to expire Valid Claim of the Licensed Patent Rights covering the Licensed Product in such country. Following such royalty term, GENENTECH shall have a fully paid-up, irrevocable, freely transferable and sublicensable license in such country under the relevant Licensed Patent Rights and Licensed Technology, to Develop, have Developed, make, have made, use, have used, sell, have sold, offer for sale, import and have imported such Licensed Product in such country.

4.5           Payment Terms.

(a)           Payment of Milestones; Payment of Royalties; Royalty Reports.  All [***] Milestone payments shall be made within [***] ([***]) days after the first achievement of each of the [***] Milestones described above.  All [***] Milestones payments shall be paid no later than the [***] of the [***] [***] [***] of the [***] [***] following the [***] [***] in which the applicable [***] Milestone is achieved, including in any circumstance in which [***] [***] Milestones are achieved in the [***] [***] [***].  Subject to the other terms of this Agreement (including Section 4.1 above), GENENTECH shall make any milestone payments owed to IMMUNOGEN hereunder in United States Dollars, using the wire transfer provisions of this Section 4.4.  Subject to the other terms of this Agreement (including Sections 4.2, 4.3 and 4.4 above), GENENTECH shall make any royalty payments owed to IMMUNOGEN in United States Dollars, quarterly within [***] ([***]) days following the end of each calendar quarter for which such royalties are deemed to occur (as provided in the next sentence), using the wire transfer provisions of this Section 4.5.  For purposes of determining when a sale of any Licensed Product occurs under this Agreement, the sale shall be deemed to occur on the earlier of (i) the date the Licensed Product is [***] or (ii) the date of the [***] [***] the [***] of the Licensed Product.  Each royalty payment shall be accompanied by a report for each country in the Territory in which sales of Licensed Products occurred in the calendar quarter covered by such statement, specifying:  the gross sales (if available) and Net Sales in each country’s currency; the applicable royalty rate under this Agreement; the royalties payable in each country’s currency, including an accounting of deductions taken in the calculation of Net Sales; the applicable exchange rate to convert from each country’s currency to United States Dollars under this Section 4.5; and the royalties payable in United States Dollars.

(b)           Foreign Currency Exchange.  All royalties shall be payable in full in the United States in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for Licensed Products sold in any currency other than United States Dollars, the quarterly royalty payment will be calculated as follows:

(A/B) x C = United States Dollars royalty payment on foreign current sales, where

A = foreign current “Net Sales” (as defined above) per quarter;

B = foreign exchange conversion rate, expressed in local currency per United States Dollar (using as the applicable foreign exchange rate the average of the rate published in the [***] [***] of the [***] [***] [***], [***] [***] [***] [***] [***] [***] [***], for the [***] [***] [***] of the calendar quarter); and

C = the royalty rate applicable to such Net Sales under this Agreement.

(c)           Tax Withholding; Restrictions on Payment.   All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable).  GENENTECH shall make any applicable withholding payments due on behalf of IMMUNOGEN and shall promptly provide IMMUNOGEN with written documentation of any such payment sufficient to satisfy the requirements of the United States Internal Revenue Service relating to an application by IMMUNOGEN for a foreign tax credit for such payment.  If by law, regulations or fiscal policy of a particular country in the Territory, remittance of royalties in United States Dollars is restricted or forbidden, written notice thereof shall promptly be given to IMMUNOGEN, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of IMMUNOGEN in a recognized banking institution designated by IMMUNOGEN by written notice to GENENTECH.  When in any country in the Territory the law or regulations prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments shall be suspended for as long a such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that GENENTECH would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable.

(d)           Wire Transfers.  All payments hereunder shall be made to IMMUNOGEN by bank wire transfer in immediately available funds to the account designated by IMMUNOGEN by written notice to GENENTECH from time to time.

4.6           Overdue Royalties.  Subject to the other terms of this Agreement, royalties not paid within the time period set forth in this Section 4 shall bear interest at a rate of [***] percent ([***]%) per month from the due date until paid in full.

4.7           Records Retention; Review.

(a)           Royalties.  Commencing as of the date of First Commercial Sale of the first Licensed Product, GENENTECH and its Sublicensees shall keep for at least [***] ([***]) years from the end of the calendar year to which they pertain complete and accurate records of sales by GENENTECH or its Sublicensees, as the case may be, of each Licensed Product, in sufficient detail to allow the accuracy of the royalties to be confirmed.

(b)           Fully Burdened Manufacturing Costs.  Commencing as of the Effective Date, IMMUNOGEN shall keep for at least [***] ([***]) years following the end of the calendar year to which they pertain complete and accurate records of all of IMMUNOGEN’s Fully

Burdened Manufacturing Costs for Preclinical Materials and Clinical Materials supplied to GENENTECH (or its Sublicensee) hereunder, in sufficient detail to allow the accuracy of the Fully Burdened Manufacturing Costs to be confirmed.

(c)           Review.  Subject to the other terms of this Section 4.7(c), at the request of either Party, upon at least [***] ([***]) business days’ prior written notice from the requesting Party, and at the expense of the requesting Party (except as otherwise provided herein), the other Party shall permit an independent certified public accountant reasonably selected by the requesting Party and reasonably acceptable to the other Party to inspect (during regular business hours) the relevant records required to be maintained by the other Party under this Section 4.7.  At IMMUNOGEN’s request (which shall not be made more frequently than once per year during the Term), the accountant shall be entitled to review the then-preceding [***] ([***]) years of GENENTECH’s records under this Section 4.7 for purposes of verifying GENENTECH’s royalty calculations. At GENENTECH’s request (which shall not be made more frequently than once per year during the Term), the accountant shall be entitled to review the then-preceding [***] ([***]) years of IMMUNOGEN’s records under this Section 4.7 for purposes of verifying IMMUNOGEN’s Fully Burdened Manufacturing Cost calculations. In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Section 4 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to this Section 4.7.  Results of any such review shall be made available to both Parties and shall be binding on both Parties.  Each Party agrees to treat the results of any such accountant’s review of the other Party’s records under this Section 4.7 as Confidential Information of the other Party subject to the terms of Section 5.  If any review reveals a deficiency in the calculation of royalties resulting from any underpayment by GENENTECH, GENENTECH shall promptly pay IMMUNOGEN the amount remaining to be paid (plus interest thereon at the rate provided in Section 4.6 above), and if such underpayment is by [***] percent ([***]%) or more, GENENTECH shall pay all costs and expenses of the review.  If any review reveals a deficiency in the calculation of Fully Burdened Manufacturing Costs resulting from any overpayment by GENENTECH, IMMUNOGEN shall promptly refund GENENTECH the amount of any such overpayment (plus interest thereon at the rate provided in Section 4.6 above), and if such overpayment is by [***] percent ([***]%) or more, IMMUNOGEN shall pay all costs and expenses of the review.

5.  TREATMENT OF CONFIDENTIAL INFORMATION

5.1           Confidential Information.  During the Term, in the course of performance of this Agreement, each Party may disclose to the other Party proprietary technical and business information of the disclosing Party, including techniques, data, inventions, practices, methods, knowledge, know-how, test data and results (including from pre-clinical and/or human clinical testing), analytical and quality control data, cost, sales, manufacturing, patent data and any other information disclosed hereunder.  Such information of the disclosing Party hereunder, if so identified in writing by the disclosing Party to the receiving Party either pursuant to this Section 5.1 or otherwise upon disclosure to the receiving Party, shall be considered “Confidential Information” of the disclosing Party.  Each Party agrees that it will take the same commercially reasonable steps to protect the confidentiality of other Party’s Confidential Information as it takes to protect its own proprietary and confidential information. For a period of [***] ([***]) years after the receipt of any such Confidential Information from the disclosing Party hereunder, subject to the terms of this Section 5, the receiving Party shall keep confidential and not disclose (by publication or otherwise) such Confidential Information of the other Party, and shall not use, publish or otherwise disclose Confidential Information of the other Party for any purpose other than those contemplated by this Agreement (including as reasonably necessary to exercise any rights or perform any obligations under this Agreement). Notwithstanding the foregoing, it is understood and agreed that the receiving Party’s obligations of confidentiality and non-use herein shall not apply to the extent that it can be established by competent written records that any such information:

(a)           is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, a part of the public domain or publicly known or available, other than through any act or omission of the receiving Party in breach of its obligations under this Section 5; or

(b)           was known to the receiving Party at the time of disclosure to it by the disclosing Party; or

(c)           is, at the time of disclosure by the disclosing Party hereunder, or thereafter becomes, known to the receiving Party from a source that had a lawful right to disclose such information to others; or

(d)           was independently developed by the receiving Party without use or reference to any Confidential Information of the disclosing Party.

5.2           Permitted Disclosures; Publications.

(a)           Permitted Disclosures.  Each Party shall be entitled to disclose Confidential Information of the other Party to employees of the receiving Party, provided that such employees are already bound by obligations of confidentiality to their employer, and also to Affiliates, consultants, agents and Third Parties for any purpose provided for in this Agreement, provided that any such Affiliate, consultant, agent or other Third Party has first agreed in writing to confidentiality restrictions and obligations at least as protective as this Section 5, in each case for any purpose contemplated by this Agreement (including as reasonably necessary to exercise any rights or perform any obligations under this Agreement).

(b)           Review of Publications.  Each Party shall consult with the other Party prior to the submission of any manuscript for publication if the publication will contain any Confidential Information of the other Party, unless the applicable laws and regulations prohibit such consultation.  Such consultation shall include providing a copy of the proposed manuscript to the other Party at least [***] ([***]) days prior to the proposed date of submission to a publisher, incorporating appropriate changes proposed by the other Party regarding its Confidential Information into the manuscript submission and deleting all Confidential Information of the other Party as it may request; provided, however, that the other Party’s review hereunder shall be deemed completed at the end of such [***] ([***])-day period.

(c)           Other Permitted Disclosures.  Notwithstanding the foregoing, Confidential Information of either Party may be disclosed by the other Party to the extent such disclosure is reasonably necessary for filing or prosecuting patent applications or maintaining patents, prosecuting or defending litigation, enforcing rights and/or obligations under this Agreement, complying with applicable laws, regulations or court order or conducting pre-clinical or human clinical testing of Licensed Products; provided, that, if a Party is required by applicable law, regulation or court order to make such disclosure of the other Party’s Confidential Information, [***] of such other Party’s Confidential Information required to be disclosed.

5.3           Use of Names; Press Releases.

(a)           Use of Names.  A Party may not use the name of the other Party (or any trademarks or tradenames of the other Party) in any press release or any other publicity or advertising without the prior written consent of the other Party.

(b)           Press Releases.  Except as provided in Sections 5.1 and 5.2 above, a Party may not issue a press release or otherwise publicize or disclose any information related to this Agreement or the terms or conditions hereof, without the prior written consent of the other Party.  Once any written text is approved for disclosure by both Parties as provided herein, either Party may make subsequent or repeated public disclosures of the contents thereof [***] the [***] [***] of the other Party, so long as such subsequent disclosures continue to be correct and presented in appropriate context.  Nothing in the foregoing, however, shall prohibit a Party from making such disclosures regarding this Agreement or the terms thereof to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange, subject to the terms of Section 5.2 above regarding disclosures required to comply with applicable laws, regulations or court order.

5.4           Integration; Survival.  As to the subject matter of this Agreement, this Section 5 supersedes any confidential disclosure agreements between the Parties.  Section 5 shall survive termination or expiration of this Agreement.

6.  PROVISIONS CONCERNING THE FILING, PROSECUTION AND
MAINTENANCE OF PATENT RIGHTS

6.1           Ownership of Intellectual Property.

(a)           Sole Inventions.  IMMUNOGEN shall own all inventions (whether or not patentable) made during the course of and pursuant to activities carried out under this Agreement solely by employees of or agents or others obligated to assign inventions to IMMUNOGEN. GENENTECH shall own all inventions (whether or not patentable) made during the course of and pursuant to activities carried out under this Agreement solely by employees of or agents or others obligated to assign inventions to GENENTECH.  The Party solely owning any inventions hereunder shall be the sole owner of any inventorship certificate(s), patent application(s) and patent(s) thereon. All determinations of inventive contribution shall be as determined by United States laws of inventorship.  Subject to the terms of Section 6.2 below relating to IMMUNOGEN sole inventions, the Party solely owning an invention hereunder will be solely responsible, at its own cost and expense and in its sole discretion, for the filing, prosecution and maintenance of any inventorship certificate(s), patent application(s) and patent(s) thereon.

(b)           Joint Inventions.  Inventions made during the course of and pursuant to activities carried out under this Agreement jointly by employees of or agents of or others obligated to assign inventions to IMMUNOGEN and GENENTECH shall be jointly owned by IMMUNOGEN and GENENTECH. All determinations of inventive contribution shall be as determined by United States laws of inventorship.  The Parties shall also jointly own any inventorship certificate(s), patent application(s) and patent(s) on any joint inventions hereunder. The terms of Section 6.2 below relating to joint inventions shall apply to any inventorship certificate(s), patent application(s) and patent(s) thereon.

(c)           Disclosure.  As regards any IMMUNOGEN sole or joint invention hereunder or any GENENTECH joint inventions hereunder, each Party shall provide to the other Party any invention disclosure made during the course of performance of this Agreement and relating to activities carried out hereunder within [***] ([***]) days after such Party receives such disclosure from its employees, agents or others obligated to assign inventions to such Party.

(d)           Other Agreements.  An invention made during the course of and pursuant to other agreements between the Parties, including agreements related to process development or manufacturing, will be considered to be made under that separate agreement and not under this Agreement.

6.2           Patent Filing, Prosecution and Maintenance.

(a)           Sole IMMUNOGEN Inventions.  Subject to the other terms of this Section 6.2(a) and Section 6.2(b), IMMUNOGEN shall have the right to prepare, file, prosecute, obtain and maintain, at its sole cost and expense, all Licensed Patent Rights. IMMUNOGEN agrees that with respect to such Licensed Patent Rights licensed exclusively to GENENTECH hereunder, (i) any such preparation, filing, prosecution and maintenance shall be conducted with commercially reasonable diligence by IMMUNOGEN, using patent counsel selected by IMMUNOGEN and reasonably acceptable to GENENTECH. In any case IMMUNOGEN (i) will provide GENENTECH with a copy of any proposed patent application covering any such Licensed Patent Rights for review and comment reasonably in advance of filing (which shall under no circumstances be in excess of [***] ([***]) days), and (ii) will keep GENENTECH reasonably informed of the status of such filing, prosecution and maintenance, including, without limitation,

(A) by providing GENENTECH with copies of all communications received from or filed in patent office(s) with respect to such filing, and (B) by providing GENENTECH, a reasonable time prior to taking or failing to take any action that would affect the scope or validity of any such of any such filing (including the substantially narrowing, cancellation or abandonment of any claim(s) without retaining the right to pursue such subject matter in a separate application, or the failure to file or perfect the filing of any claim(s) in any country), with prior written notice of such proposed action or inaction so that GENENTECH has a reasonable opportunity to review and comment. Any application for extension of Licensed Patent Rights in the Territory due to delays in regulatory review with respect to any Licensed Product shall be filed only upon mutual written agreement of the Parties.  If IMMUNOGEN fails to undertake the filing(s) of any patent application with respect to any invention under such Licensed Patent Rights within [***] ([***]) days after receipt of written notice from GENENTECH that GENENTECH believes filing of such an application by IMMUNOGEN is appropriate, GENENTECH may undertake such filing(s) at its own expense, in which case IMMUNOGEN will assign all of its rights to such invention to GENENTECH and any subsequently issued patent thereon will be owned solely by GENENTECH.

(b)           Joint Inventions. As regards any joint invention by the Parties hereunder, the Party from whom the majority of the data underlying any such joint invention arose (the “controlling Party”) will have the first right, but not the obligation, to undertake filing(s), prosecution and maintenance of inventorship certificate(s), patent application(s) and patent(s) thereon.  In connection with any such filing(s), the filing Party will use patent counsel mutually acceptable to each Party (in its reasonable determination) and the Parties will, prior to filing of the patent application, agree on mutually acceptable sharing of the costs and expenses of such filing(s), prosecution and maintenance.  In any case the filing Party (i) will provide the non-controlling Party with a copy of any such proposed patent application for review and comment reasonably in advance of filing, and (ii) will keep the non-controlling Party reasonably informed of the status of such filing, prosecution and maintenance, including, without limitation, (A) by providing the non-controlling Party with copies of all communications received from or filed in patent office(s) with respect to such filing, and (B) by providing the non-controlling Party, a reasonable time prior to taking or failing to take any action that would affect the scope or validity of any such filing (including the substantially narrowing, cancellation or abandonment of any claim(s) without retaining the right to pursue such subject matter in a separate application, or the failure to file or perfect the filing of any claim(s) in any country), with prior written notice of such proposed action or inaction so that the non-controlling Party has a reasonable opportunity to review and comment. If the Party from whom the majority of the data underlying any such joint invention fails to undertake the filing(s) of any such patent application with respect to any such invention within [***] ([***]) days after receipt of written notice from the other Party that the other Party believes filing(s) of such an application by such Party is appropriate, such other Party may undertake such filing(s) at its own expense, in which case the non-filing Party will assign all of its rights to such joint invention to the filing Party and any subsequently issued patent thereon will be owned solely by the filing Party.  Either Party may assign its rights hereunder to any jointly owned invention, inventorship certificate, patent application or patent to the other Party, who will then have the right, in its discretion, to assume the filing, prosecution and/or maintenance thereof as the sole owner thereof and at its sole cost and expense.

6.3           Notice of Infringement.  If, during the Term of this Agreement, either Party learns of any actual, alleged or threatened infringement by a Third Party of any Licensed Patent Rights under this Agreement, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

6.4           Infringement of Patent Rights.

(a)           Sole IMMUNOGEN Inventions.  IMMUNOGEN shall have the first right (but not the obligation), at its own expense, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the Licensed Patent Rights solely owned by IMMUNOGEN under this Agreement, with legal counsel of its own choice.  GENENTECH shall have the right, at its own expense, to be represented in any such action by IMMUNOGEN by counsel of GENENTECH’s own choice; provided, however, that under no circumstances shall the foregoing affect the right of IMMUNOGEN to control the suit as described in the first sentence of this Section 6.4(a).  If IMMUNOGEN does not file any action or proceeding against such infringement within [***] [***] [***] ([***]) days after the later of (i) IMMUNOGEN’s notice to GENENTECH under Section 6.3 above, (ii) GENENTECH’s notice to IMMUNOGEN under Section 6.3 above, or (iii) a written request from GENENTECH to take action with respect to such infringement, then GENENTECH shall have the right (but not the obligation), at its own expense, to bring suit (or take other appropriate legal action) against such actual, alleged or threatened infringement, with legal counsel of its own choice. IMMUNOGEN shall have the right, at its own expense, to be represented in any such action by GENENTECH by counsel of IMMUNOGEN’s own choice.  Any damages, monetary awards or other amounts recovered, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken under this Section 6.4(a), shall first be applied to reimburse the costs and expenses (including attorneys’ fees) of the Party bringing such suit or proceeding or taking such other legal action, then to the costs and expenses (including attorneys’ fees), if any, of the other Party.  Any amounts remaining shall be allocated as follows: (A) if GENENTECH is the Party bringing such suit or proceeding or taking such other legal action, [***] [***] percent ([***]%) to GENENTECH and [***] [***] percent ([***]%) to IMMUNOGEN,  (B) if IMMUNOGEN is the Party bringing such suit or proceeding or taking such other legal action, [***] [***] percent ([***]%) to IMMUNOGEN and (C) if the suit is brought jointly, [***] percent ([***]%) to each Party.  If a Party brings any such action or proceeding hereunder, the other Party agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and to give the Party bringing such action or proceeding reasonable assistance and authority to file and prosecute the suit; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to the other Party or any Third Party to confer standing on a Party hereunder.

(b)           Infringement of Joint Inventions.  As to the any actual, alleged or threatened infringement of any Patent Rights jointly owned by IMMUNOGEN and GENENTECH under this Agreement, including actions against any alleged infringer, the Parties hereto will consult with each other in good faith regarding the best manner in which to proceed.  The Parties agree as a basic principle that in the case of such actions against infringers, the expenses incurred and damages awarded shall be for the account of the Party or Parties who take such actions to the extent of their financial participation therein.

6.5           Third Party Patents.  If any Third Party claims that a patent it owns or controls claims any aspect of a Licensed Product or its manufacture, use or sale, the Party with notice of such claim shall notify the other Party promptly, and the Parties shall as soon as practicable thereafter discuss in good faith regarding the best response.

6.6           Trademarks.  All Licensed Products shall be sold under one (1) or more trademarks and tradenames selected and owned by GENENTECH (or its Sublicensee) in the

Territory.  GENENTECH (or its Sublicensee) shall control the preparation, prosecution and maintenance of applications related to all such trademarks and tradenames in the Territory, at its sole cost and expense and at its sole discretion.  IMMUNOGEN shall notify GENENTECH promptly upon learning of any actual, alleged or threatened infringement of a trademark or tradename applicable to a Licensed Product in the Territory, or of any unfair trade practices, trade dress imitation, passing off of counterfeit goods, or like offenses in the Territory.  All of the costs, expenses and legal fees in bringing, maintaining and prosecuting any action to maintain, protect or defend any owned by GENENTECH (or its Sublicensee) hereunder, and any damages or other recovery, shall be GENENTECH’s (or its Sublicensee’s) sole responsibility, and taken in its sole discretion.

6.7           Integration; Survival.  This Section 6 supersedes any provisions to the contrary in the HER2 License Agreement and that certain [***] Process Development Agreement by and between the Parties dated as of [***] [***], [***].  This Section 6 shall survive termination or expiration of this Agreement.

7.  TERM AND TERMINATION

7.1           Term; Expiration. The term of this Agreement (“Term”) shall expire upon the expiration of the final royalty payment obligation under Section 4.4 above.  Upon such expiration of the Term of this Agreement, GENENTECH shall have a fully paid-up, irrevocable, freely transferable and sublicensable license in the Territory under the Licensed Patent Rights and Licensed Technology, to Develop, have Developed, make, have made, use, have used, sell, have sold, offer for sale, import and have imported any and all Licensed Products in the Territory.

7.2.          Termination.  Subject to the other terms of this Agreement:

(a)           Breach. A Party may terminate this Agreement and the licenses granted herein, effective upon written notice to the other Party, upon any breach by the other Party of any material obligation or condition of this Agreement, which material breach remains uncured [***] ([***]) days after the non-breaching Party gives a first written notice to the other Party describing such breach in reasonable detail; provided, however, that in the event of a [***] [***] by [***] under this Agreement, the [***] [***] [***] shall be [***] [***] [***] (in lieu of [***] [***] [***]) but the other terms of this Section 7.2(a) shall apply to termination in connection with any such payment breach.  Notwithstanding anything set forth herein, if the asserted material breach is cured or shown to be non-existent within the applicable cure period, the first notice of breach hereunder shall be deemed automatically withdrawn and of no effect.

(b)           Bankruptcy. A Party may terminate this Agreement, effective on written notice to the other Party, in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, and any such foregoing events shall have continued for [***] ([***]) days undismissed, unbonded and undischarged.  Furthermore, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.  The Parties agree that in the event of the commencement of a bankruptcy proceeding by or against one Party hereunder under the United States Bankruptcy Code, the other Party shall be entitled to complete access to any such intellectual property, and all embodiments of such intellectual property, pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced, subject, however, to payment of the milestone amounts and royalties set forth in this Agreement through the effective date of any termination hereunder.

(c)           Unilateral Termination by GENENTECH.  GENENTECH, in its sole discretion, at any time may terminate this Agreement, and the rights and obligations hereunder, or may remove any Licensed Product and the licenses related thereto from operation of this Agreement, in any case effective [***] ([***]) days after written notice thereof to IMMUNOGEN.  In the event of any termination under this Section 7.2(c) only as to a Licensed Product, the consequences set forth in Section 7.3 below relating to termination of the Agreement under this Section 7.2(c) shall apply only with respect to such terminated Licensed

Product, and this Agreement and the rights and obligations hereunder shall continue in full force and effect as to any and all other Licensed Products.

7.3           Effects of Termination.  Upon any termination of this Agreement by IMMUNOGEN under Section 7.2(a) or by GENENTECH under Section 7.2(c), as of the effective date of such termination, all relevant licenses and sublicenses granted by IMMUNOGEN to GENENTECH hereunder shall terminate automatically.  Notwithstanding the foregoing, (a) no such termination of this Agreement shall be construed as a termination of any valid sublicense of any Sublicensee hereunder, and thereafter each such Sublicensee shall be considered a direct licensee of IMMUNOGEN, provided that (i) such Sublicensee is then in full compliance with all terms and conditions of its sublicense, (ii) all accrued payments obligations to IMMUNOGEN have been paid, and (iii) such sublicensee agrees at least ten (10) days prior to the effective date of such termination to assume all obligations of GENENTECH under this Agreement, and (b) GENENTECH and its Sublicensees shall have the right, for [***] ([***]) months or such longer time period (if any) on which the Parties mutually agree in writing, to sell or otherwise dispose of all Licensed Products then on hand, with royalties to be paid to IMMUNOGEN on all Net Sales of such Licensed Products as provided for in this Agreement.  Nothing set forth in this Section 7 or any other provision of this Agreement shall entitle IMMUNOGEN to any ownership interest in, or to any license under or other rights with respect to (including any rights to use or request any transfer to IMMUNOGEN or any Third Party), any Confidential Information of GENENTECH or any Technology or Patent Rights solely owned by GENENTECH under this Agreement.

7.4           Effects of Termination For IMMUNOGEN Breach.  Upon any termination of this Agreement by GENENTECH under Section 7.2(a), as of the effective date of such termination, GENENTECH thereafter automatically shall have a fully sublicensable and transferable, fully paid up (subject to the remainder of this Section 7.4), exclusive license in the Territory under the Licensed Patent Rights and Licensed Technology, to Develop, have Developed, make, have made, use, have used, sell, have sold, offer for sale, import and have imported any and all Licensed Products in the Territory, provided that GENENTECH shall pay, for the remainder of the royalty term under Section 4.4 above, [***] [***] of any payments including milestones or royalties it would [***] [***] to IMMUNOGEN under this Agreement, a

[***] equal to [***] [***] ([***]) of the [***] [***] that would [***] [***] with respect to the Licensed Product under Sections 4.2.1, 4.2.2, 4.2.3 and 4.2.4 of this Agreement.

7.5           Remedies.  Except as otherwise expressly set forth in this Agreement, the termination provisions of this Section 7 are in addition to any other relief and remedies available to either Party at law.

7.6           Surviving Provisions.  Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Sections 4.7, 5, 6, 7.3, 7.4, 7.5, 8, 9, 10 and this Section 7.6, as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of the Term of this Agreement. Without limiting the generality of the foregoing, GENENTECH shall have no obligation to make any milestone or royalty payment to IMMUNOGEN that has not accrued prior to the effective date of any termination of this Agreement, but shall remain liable for all such payment obligations accruing prior to the effective date of such termination.

8.  REPRESENTATIONS AND WARRANTIES

8.1           IMMUNOGEN Representations.  IMMUNOGEN represents and warrants to GENENTECH that:  (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate IMMUNOGEN corporate action; (b) this Agreement is a legal and valid obligation binding upon IMMUNOGEN and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which IMMUNOGEN is a party or by which it is bound; (c) IMMUNOGEN has the full right and legal capacity to grant the licenses and rights to GENENTECH pursuant to Section 2 above without violating the rights of any Third Party; and (d) to IMMUNOGEN’s knowledge, no Patent Rights within the Licensed Patent Rights are invalid or unenforceable or would infringe Patent Rights of Third Parties, and as of the Effective Date no patents within the Licensed Patent Rights are expired.

8.2           GENENTECH Representations.  GENENTECH represents and warrants to IMMUNOGEN that:  (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate GENENTECH corporate action; and (b) this Agreement is a legal and valid obligation binding upon GENENTECH and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which GENENTECH is a party or by which it is bound.

8.3           No Warranties.

(a)           Nothing in this Agreement is or shall be construed as:

(i)            a warranty or representation by IMMUNOGEN as to the validity or scope of any patent application or patent within the Licensed Patent Rights;

(ii)           a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties.

(b)           Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED.  THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, THAT ANY LICENSED PRODUCT WILL BE SUCCESSFULLY DEVELOPED OR MARKETED, OR THAT THE DEVELOPMENT, MANUFACTURE, SALE, IMPORTATION OR USE OF THE LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8.4           Survival. Section 8 shall survive termination or expiration of this Agreement.

9.  INDEMNIFICATION; LIABILITY

9.1           Indemnification.

(a)           GENENTECH Indemnity.  Subject to Section 9.1(b) below and the remainder of this Section 9, GENENTECH shall indemnify, defend and hold harmless IMMUNOGEN, its Affiliates and their respective directors, officers, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters (but excluding any patent, trademark or tradename infringement matters, which are governed by Section 6 above), that arise out of or relate to (i) any actions or omissions of GENENTECH or any Sublicensee in the development, testing, production, manufacture, supply, promotion, import, sale or use by any person of any Licensed Product (or any component thereof) manufactured or sold by GENENTECH or any Sublicensee under this Agreement, (ii) any material breach of this Agreement by GENENTECH, or (iii) negligence or willful misconduct on the part of GENENTECH, in any such case under this Section 9.1(a) except to the extent of IMMUNOGEN’s responsibility therefor under Section 9.1(b) below.

(b)           IMMUNOGEN Indemnity.  Subject to Section 9.1(a) above and the remainder of this Section 9, IMMUNOGEN shall indemnify, defend and hold harmless GENENTECH, its Affiliates and their respective directors, officers, employees, and agents, and their respective successors, heirs and assigns (also the “Indemnitees”), from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters (but excluding any patent, trademark or tradename infringement matters, which are governed by Section 6 above), that arise out of or relate to (i) any actions or omissions of IMMUNOGEN or subcontractor of IMMUNOGEN in the development, testing, production, manufacture or supply of any Licensed Product (or any component thereof) manufactured and supplied by IMMUNOGEN or any subcontractor of IMMUNOGEN under this Agreement, (ii) any material breach of this Agreement by IMMUNOGEN, or (iii) negligence or willful misconduct on the part of IMMUNOGEN, in any such case under this Section 9.1(b) except to the extent of GENENTECH’s responsibility therefor under Section 9.1(a) above.

9.2           Indemnification Procedures.  In the event that any Indemnitee is seeking indemnification under Section 9.1 above from a Party (the “Indemnifying Party”), the other Party shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party (on behalf of itself and such Indemnitee) shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.

9.3           Liability.  NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (a) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (b) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

9.4           Survival. Section 9 shall survive termination or expiration of this Agreement.

10. MISCELLANEOUS

10.1         Entire Agreement; Amendments.  This is the entire Agreement between the Parties with respect to the subject matter herein, and supersedes any prior agreements, understandings, negotiations or correspondence between the Parties respecting the subject matter hereof, whether written or verbal.  No modification or other amendment of this Agreement shall be effective unless in writing and signed by a fully authorized representative of each Party.

10.2         Waiver.  The terms or conditions of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance.  The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same.  No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

10.3         Governing Law.  This Agreement will be construed, interpreted and applied in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California.

10.4         Notices.  Any notices, requests, deliveries, approvals or consents required or permitted to be given under this Agreement to GENENTECH or IMMUNOGEN shall be in writing and shall be personally delivered or sent by telecopy (with machine confirmation of transmission) or by overnight courier providing evidence of receipt or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below (or to such address as may be specified in writing to the other Party hereto):

If to IMMUNOGEN:	ImmunoGen, Inc.
128 Sidney Street
Cambridge, MA 02139-4239
Attn: Chief Executive Officer
Fax: (617) 995-2510

with a copy to	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: [***] [***] [***], Esq.
(617) 542-2241

If to GENENTECH:	Genentech, Inc.
1 DNA Way 94080
South San Francisco, CA 94080
Attn: Corporate Secretary
Fax: (650) 467-9146

Such notices shall be deemed to have been sufficiently given on:  (a) the date sent if delivered in person or transmitted by telecopy, (b) the next business day after dispatch in the case of overnight courier or (c) five (5) business days after deposit in the U.S. mail in the case of certified mail.

10.5         No Implied Licenses.  Except as expressly set forth elsewhere in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property.

10.6         Headings.  Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

10.7         Assignment.  This Agreement may not be assigned by either Party without the consent of the other, except that each Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets in the line of business to which this Agreement pertains or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

10.8         Force Majeure.  Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party.  In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

10.9         Construction.  The Parties hereto acknowledge and agree that:  (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to each Party hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

10.10       Severability.  If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected.  The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

10.11       Status.   Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

10.12       Dispute Resolution.  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement relating to either Party’s rights and/or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any determination of the validity of the Parties’ patents (hereinafter, a “Dispute”).  In the event of the occurrence of any such Dispute, the Parties pledge to attempt to resolve it amicably.  Accordingly, if any Dispute should arise, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officers designated below (and to any designated officer of a GENENTECH Sublicensee, if such Dispute involves such Sublicensee), for attempted resolution by good faith negotiations commencing promptly after such notice is received; provided, however, that if the subject matter of such

Dispute is within the purview of the Collaboration Committee, the Parties’ representatives on the Collaboration Committee shall first attempt to resolve such Dispute before referring it to the Parties’ senior officers hereunder.  Said designated senior officials of the Parties are as follows:

For GENENTECH:                Designated officer with settlement authority; and

For IMMUNOGEN:              Chief Executive Officer.

In the event the designated senior officials are not able to resolve such Dispute, the Parties may seek to mediate their Dispute, on terms and with a mediator mutually agreeable to the Parties, or may seek to arbitrate their Dispute, on mutually agreed upon terms and conditions, but neither Party shall be required or obligated to mediate or arbitrate and the dispute resolution provisions of this Section 10.12 are in addition to any other relief and remedies available to either Party at law or in equity.

10.13       Further Assurances.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all other such acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.14       Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, effective as of the Effective Date set forth on the first page hereof.

GENENTECH, INC.	IMMUNOGEN, INC.

By:	By:

Title:	Title:

Date:	Date: